EXHIBIT NO. 99.1

ASSURANCEAMERICA CORPORATION ANNOUNCES THE NEW CHIEF FINANCIAL OFFICER/SENIOR VICE PRESIDENT

ATLANTA — March 22, 2005

Atlanta based ASSURANCEAMERICA CORPORATION (OCT BB: ASAM.OB), announced today it has hired Renee Pinczes as the new Senior Vice President and Chief Financial Officer effective March 21, 2005.

Renee Pinczes was the Corporate Financial Officer at Consolidated International Insurance Group in the United Kingdom. Later she was Vice President and Chief Financial Officer of Krauszers, a 250 convenience store chain in New Jersey and formerly a subsidiary of Consolidated. From there she was Vice President, Chief Financial Officer and Chief Operations Officer at Jamison Insurance Group, a national insurance brokerage firm with multiple locations. Before joining the Company, she spent 7 years with PRG-Schultz International, most recently as Vice President- Strategic Planning and Analysis. She is a Cum Laude graduate of Fairleigh Dickinson University and is a CPA.

Lawrence (Bud) Stumbaugh, President and CEO of AssuranceAmerica commented, “We are fortunate to have Ms. Pinczes join AssuranceAmerica. Her experience in the insurance business together with her financial, planning and operational background will add depth to our talented staff and assist us in accomplishing our corporate objectives.”

AssuranceAmerica focuses on the non-standard automobile insurance marketplace, primarily in Florida, Georgia and South Carolina. Its principal operating subsidiaries are TrustWay Insurance, which sells personal automobile insurance policies through its 32 retail agencies, AssuranceAmerica Managing General Agency, and AssuranceAmerica Insurance Company.

This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Contact:
AssuranceAmerica Corporation
Atlanta, Georgia
Lawrence (Bud) Stumbaugh
770-952-0200 Ext. 117
770-984-0173 — Fax
Stumb@aol.com